UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 1, 2007

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On August 1, 2007, New England Realty Associates Limited Partnership (the “Partnership”) issued a press release announcing the resignation of the current members of the Partnership’s Advisory Committee and the cancellation of the consent solicitation relating to the qualification and appointment of additional members to the Advisory Committee previously mailed to the limited partners of the Partnership on or about June 29, 2007, which consents were scheduled to be tabulated on August 6, 2007.  In accordance with Section 14.11 of the Partnership’s Second Amended and Restated Contract of Limited Partnership, NewReal, Inc., the general partner of the Partnership, intends to select a revised slate of candidates to serve on the Advisory Committee and to solicit the consent of the Partnership’s limited partners to qualify and appoint such candidates to the Advisory Committee.  A new consent solicitation identifying the nominees and the new record and tabulation dates for such consent will be filed by the Partnership with the Securities and Exchange Commission under cover of Schedule 14A and distributed to the limited partners of the Partnership within sixty (60) days. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

(d)          Exhibits

The exhibit listed in the exhibit index following the signature page of this Current Report is attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

By
Ronald Brown, its President
Date August 1, 2007

EXHIBITS

Exhibit	Description

99.1	Press release dated August 1, 2007.